Exhibit 99.1
Isabella Bank Corporation Reports First Quarter 2025 Results
MT. PLEASANT, MICHIGAN — April 17, 2025 — Isabella Bank Corporation (OTCQX: ISBA) (the “Company” or "we") reported first quarter 2025 net income of $3.9 million, or $0.53 per diluted share, compared to $3.1 million, or $0.42 per diluted share in the same quarter of 2024. The non-GAAP measure of core earnings in the first quarter 2025 totaled $4.3 million, or $0.57 per diluted share, compared to $3.1 million, or $0.41 per diluted share for the same quarter of 2024.
FIRST QUARTER 2025 HIGHLIGHTS (compared to first quarter 2024, unless otherwise stated)
•Return on assets (ROA) of 0.77%, up from 0.61%
•Commercial & industrial loan growth of 7%, annualized
•Non-maturity deposit growth of 14%, annualized
•Net interest margin of 3.06%, up from 2.79%
•Annualized net loan recoveries to average loans of 0.02%, compared to net charge-offs of 0.01%
“The Company had a strong first quarter as we expanded net interest margin (NIM), increased fee-based income and continued to improve credit quality,” said Jerome Schwind, Chief Executive Officer. “NIM has continued an upward trend since the first quarter of 2024 because of earning asset repricing and a lower cost of funds.
"In addition, our credit quality remains strong, and we have a successful history of collecting even when loans are charged off. In the first quarter, we recovered a significant amount of contractual interest related to nonperforming loans, which improved NIM by four basis points. Additionally, in the first week of April, we fully recovered a $1.6 million overdraft charge that was incurred in the third quarter of 2024. All loans to the overdrawn customer have been paid in full. Our ability to recover funds is a testament to our disciplined approach to credit quality and the strong relationships that we build in the communities we serve."
Schwind said the company also executed a strategy during the quarter to restructure a large portion of our bank-owned life insurance policies into a higher-yielding separate account. "While some new policies were added and accretive in the first quarter," he said, "the full transition and impact is expected by the third quarter 2025. We also have completed a study of all other components of fee-based income, and revenue enhancements are expected to launch by the end of the third quarter 2025.
“We are pleased with our start to 2025," Schwind added. "Our team is committed to our customers and communities, and we continue to focus on our fee businesses, balance sheet management, and credit performance. These strategic priorities drive all areas of revenue and expense control, expanding both return on assets and return on capital for the long term.”
FINANCIAL CONDITION (March 31, 2025 compared to December 31, 2024, unless otherwise noted)
Total assets were $2.1 billion, up $16.3 million, primarily due to an increase of $38.7 million in interest bearing cash, $19.0 million in gross securities, and $11.0 million increase in bank-owned life insurance (BOLI) assets, offset by a $60.1 million decrease in advances to mortgage brokers.
Available-for-sale (AFS) securities at fair value were $513.0 million, growing $24.0 million at the end of first quarter 2025. The increase was driven by $40.4 million in purchases of collateralized mortgage obligation securities with a weighted-average yield of 4.56%. Amortization and maturities of $21.1 million partially offset the increase from purchases. Net unrealized losses on securities totaled $21.5 million and $26.5 million at the end of the first and fourth quarters, respectively. Net unrealized losses as a percentage of total AFS securities decreased to 4% from 5% at the end of the fourth quarter of 2024 due to the treasury portfolio rapidly approaching maturity and a decrease in market yields. The par value and corresponding book yields that are estimated to mature or pay off by year include: $54.5 million in principal with a weighted-average book yield of 2.34% over the remainder of 2025; $217.4 million at 1.17% in 2026; and $63.4 million at 1.86% in 2027. Some of these securities amortize so the actual principal paydown may differ from these estimates.
Total loans were $1.4 billion at the end of the first quarter, down $55.8 million mostly due to a $60.1 million decrease in advances to mortgage brokers. However, the decline in this non-core loan product has provided liquidity and the opportunity to refocus on loans that can be recorded on our balance sheet for longer terms and help to mitigate interest rate risk.
Core loans, which excludes advances to mortgage brokers, grew $4.2 million, driven by the commercial real estate (CRE) and commercial and industrial loan portfolios of $4.8 million and $4.3 million, respectively. Loan growth during the first quarter primarily was in the construction, real estate, and hospitality industries. The commercial pipeline is robust, with some anticipated loan closings in the first quarter extended into the second quarter 2025. Residential mortgages increased $6.5 million. Customers are favoring adjustable-rate loans, which are put on the balance sheet rather than sold in the secondary market. Core loan growth during the quarter was offset by a decline in the agricultural and consumer loan portfolios that continue to roll off amid decreasing demand, competition and our adherence to credit quality standards.
The allowance for credit losses decreased $160 thousand to $12.7 million at the end of the first quarter of 2025. The decline mostly reflects improvement in historical loss experience, driven by recoveries from three previously charged-off loans in the quarter totaling $136 thousand, which led to an $88 thousand reduction in the allowance. Nonaccrual loan balances decreased $109 thousand to $173 thousand. Past due and accruing accounts between 30 to 89 days, as a percentage of total loans, was 0.41% compared to 0.40% at the end of fourth quarter 2024.
BOLI assets increased by $11.0 million from December, mostly due to a $10.6 million investment of new policies in a separate account product at the beginning of January. The investment transaction included a surrender of $5.4 million of existing general account policies and redeployment into a separate account BOLI. As part of BOLI restructuring, another $9 million of general account policies will be exchanged for separate account BOLI, which is expected to be completed by the end of third quarter. The separate account BOLI currently yields 5.4%, compared to a weighted-average yield of 2.9% from existing general account policies.
Total deposits were $1.80 billion, increasing $50.8 million, at the end of the first quarter. The growth was driven by the interest-bearing demand, money market, and savings deposits, collectively increasing $60.4 million as we continue to deepen customer relationships. Certificates of Deposit accounts were up $2.6 million, driven by the rate environment.
Tangible book value per share was $22.58 as of March 31, 2025, compared to $21.82. Net unrealized losses on AFS securities reduced tangible book value per share by $2.30 and $2.82 for the respective periods. Share repurchases totaled 45,582 during the first quarter for a value of $1.1 million at an average price of $25.12.
RESULTS OF OPERATIONS (March 31, 2025 to March 31, 2024 quarterly comparison, unless otherwise noted)
NIM was 3.06%, an increase from 2.98% in the fourth quarter 2024 and from 2.79% in the first quarter of 2024. During the first quarter, we recovered the full contractual interest from nonaccruing loans that paid off, which contributed four basis points to NIM. The book yield from securities was 2.20% and 2.25% during the first quarters of 2025 and 2024, respectively. The yield on loans expanded to 5.71% in the first quarter, up from 5.38% in the same quarter of 2024. Excluding loan recoveries, the yield on loans was 5.65%. The expansion in loan yields was a result of higher rates on new loans and variable rate commercial loans that have, and continue to, reprice. At the end of the first quarter, approximately 39% of commercial loans were fixed at rates lower than current market rates, but the majority will contractually reprice to variable rates over the next four years. Cost of interest-bearing liabilities was 2.26%, decreasing from 2.28% in the first quarter of 2024, and 2.38% in the previous quarter, due to reductions to rates in the money market and certificate of deposit products.

The provision for credit losses in the first quarter 2025 was a credit of $107 thousand, which reflects the $160 thousand change in the allowance for credit losses on loans and net recoveries totaling $52 thousand, offset by an increase in the reserve for unfunded commitments. The provision for loan losses in the same period of 2024 was $392 thousand reflecting $265 thousand for specific reserves and $46 thousand in net charge-offs.
Noninterest income was $3.5 million in the first quarter of 2025, the same as in the first quarter of 2024. Wealth management income increased $40 thousand on relatively flat assets under management (AUM) as compared to AUM in the first quarter of 2024. AUM in the first quarter 2025 decreased 0.22% while the S&P 500 declined 4.6% in the same period. Earnings on BOLI policies increased $129 thousand over the prior year quarter due to new investments in a separate account BOLI. Other noninterest income in the first quarter 2025 included a $55 thousand loss on foreclosed assets, compared to a $69 thousand gain in the first quarter 2024.
Noninterest expenses were $13.3 million in the first quarter 2025 compared to $12.7 million in same quarter of 2024. The change mostly was due to higher compensation and benefit expenses totaling $368 thousand, which reflect annual merit increases in 2025 and more medical insurance claims compared to the first quarter of 2024. Professional services included $121 thousand in legal fees related to our previously announced Nasdaq uplisting application.
Income tax expense was $912 thousand, compared to $511 thousand in the first quarter of 2024 and the effective tax rate (ETR) was 19% and 14%, respectively. The ETR in the first quarter 2025 included a one-time expense totaling $166 thousand due to the taxes owed from the lifetime earnings on BOLI policies that were surrendered during the quarter. Excluding the one-time charge, the ETR was 15%, which is higher than the prior year quarter on higher pretax income.

About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state-chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving its customers' and communities' local banking needs for over 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services. The Bank has locations throughout eight Mid-Michigan counties: Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation’s investor relations firm is Stonegate Capital Partners, Inc. (www.stonegateinc.com).
Contact
Lori Peterson, Director of Marketing
Phone: 989-779-6333 Fax: 989-775-5501
Forward-Looking Statements
Information in this release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended and Rule 3b-6 promulgated thereunder. We intend such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995, and are included in this statement for purposes of these safe harbor provisions. Forward-looking statements generally relate to losses, impact of events, financial condition, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting the Company and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result", “expect”, “plan”, “believe”, “estimate”, “anticipate”, “strategy”, “trend”, “forecast”, “outlook”, “project”, “intend”, “assume”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, or included in any subsequent filing by the Company with the Securities and Exchange Commission. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. The Company cautions you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations, and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.
Non-GAAP Financial Measures
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided in this release.

Table Index	Consolidated Financial Schedules (Unaudited)
A	Selected Financial Data
B	Consolidated Balance Sheets - Quarterly Trend
C	Consolidated Statements of Income
D	Consolidated Statements of Income - Quarterly Trend
E	Average Yields and Costs
F	Average Balances
G	Asset Quality Analysis
H	Consolidated Loan and Deposit Analysis
I	Reconciliation of Non-GAAP Financial Measures

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts and ratios)

	Three Months Ended
	March 31 2025	December 31 2024	September 30 2024	June 30 2024	March 31 2024
PER SHARE
Basic earnings	$0.53	$0.54	$0.44	$0.47	$0.42
Diluted earnings	0.53	0.54	0.44	0.46	0.42
Core diluted earnings (1)	0.57	0.52	0.61	0.46	0.41
Dividends	0.28	0.28	0.28	0.28	0.28
Book value (2)	29.10	28.32	28.63	27.06	26.80
Tangible book value (2)	22.58	21.82	22.14	20.60	20.35
Market price (2)	23.59	25.99	21.21	18.20	19.40
Common shares outstanding (2) (3)	7,408,010	7,424,893	7,438,720	7,474,016	7,488,101
Average number of diluted common shares outstanding (3)	7,432,162	7,451,718	7,473,184	7,494,828	7,507,739
PERFORMANCE RATIOS
Return on average total assets	0.77%	0.76%	0.62%	0.68%	0.61%
Core return on average total assets (1)	0.83%	0.74%	0.87%	0.68%	0.60%
Return on average shareholders' equity	7.48%	7.47%	6.26%	6.97%	6.19%
Core return on average shareholders' equity (1)	8.05%	7.29%	8.70%	6.96%	6.08%
Return on average tangible shareholders' equity	9.65%	9.66%	8.15%	9.19%	8.12%
Core return on average tangible shareholders' equity (1)	10.40%	9.43%	11.32%	9.17%	7.97%
Net interest margin yield (fully taxable equivalent) (1)	3.06%	2.98%	2.96%	2.82%	2.79%
Efficiency ratio (1)	72.39%	71.20%	72.30%	73.93%	74.84%
Gross loan to deposit ratio (2)	76.07%	81.48%	79.93%	80.22%	77.22%
Shareholders' equity to total assets (2)	10.25%	10.08%	10.11%	9.82%	9.75%
Tangible shareholders' equity to tangible assets (2)	8.14%	7.95%	8.00%	7.65%	7.58%
ASSETS UNDER MANAGEMENT
Wealth assets under management (2)	656,617	658,042	679,858	647,850	660,645
ASSET QUALITY
Nonaccrual loans (2)	173	282	547	994	1,283
Foreclosed assets (2)	649	544	546	629	579
Net loan charge-offs (recoveries)	(52)	102	1,359	393	46
Net loan charge-offs (recoveries) to average loans outstanding	0.00%	0.01%	0.10%	0.03%	0.00%
Nonperforming loans to gross loans (2)	0.01%	0.02%	0.04%	0.07%	0.09%
Nonperforming assets to total assets (2)	0.04%	0.04%	0.06%	0.08%	0.09%
Allowance for credit losses to gross loans (2)	0.93%	0.91%	0.89%	0.95%	0.98%
CAPITAL RATIOS (2)
Tier 1 leverage	8.96%	8.86%	8.77%	8.83%	8.80%
Common equity tier 1 capital	12.48%	12.21%	12.08%	12.37%	12.36%
Tier 1 risk-based capital	12.48%	12.21%	12.08%	12.37%	12.36%
Total risk-based capital	15.37%	15.06%	14.90%	15.29%	15.31%
(1) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table I
(2) At end of period
(3) Whole shares

A

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	March 31 2025	December 31 2024	September 30 2024	June 30 2024	March 31 2024
ASSETS
Cash and demand deposits due from banks	$28,786	$22,830	$27,019	$22,690	$22,987
Fed Funds sold and interest bearing balances due from banks	40,393	1,712	359	869	2,231
Total cash and cash equivalents	69,179	24,542	27,378	23,559	25,218

Available-for-sale securities, at fair value	513,040	489,029	506,806	505,646	517,585
Federal Home Loan Bank stock	5,600	12,762	12,762	12,762	12,762
Mortgage loans held-for-sale	127	242	504	637	366

Loans	1,367,724	1,423,571	1,424,283	1,381,636	1,365,508
Less allowance for credit losses	12,735	12,895	12,635	13,095	13,390
Net loans	1,354,989	1,410,676	1,411,648	1,368,541	1,352,118

Premises and equipment	28,108	27,659	27,674	27,843	27,951
Cash surrender value of bank-owned life insurance policies	45,833	34,882	34,625	34,382	34,131
Goodwill and other intangible assets	48,282	48,283	48,283	48,283	48,284
Other assets	37,429	38,166	37,221	38,486	39,161
Total assets	$2,102,587	$2,086,241	$2,106,901	$2,060,139	$2,057,576
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Demand deposits	$404,194	$416,373	$421,493	$412,193	$413,272
Interest bearing demand deposits	243,939	237,548	228,902	232,660	250,314
Money market deposits	473,138	423,883	471,745	429,150	453,014
Savings	286,399	281,665	276,095	279,847	285,564
Certificates of deposit	390,239	387,591	383,597	368,449	366,143
Total deposits	1,797,909	1,747,060	1,781,832	1,722,299	1,768,307
Short-term borrowings	47,310	53,567	52,434	44,194	42,998
Federal Home Loan Bank advances	—	30,000	15,000	45,000	—
Subordinated debt, net of unamortized issuance costs	29,447	29,424	29,402	29,380	29,357
Total borrowed funds	76,757	112,991	96,836	118,574	72,355

Other liabilities	12,365	15,914	15,248	17,017	16,240
Total liabilities	1,887,031	1,875,965	1,893,916	1,857,890	1,856,902
Shareholders’ equity
Common stock	125,547	126,224	125,218	126,126	126,656
Shares to be issued for deferred compensation obligations	2,508	2,383	3,981	3,951	3,890
Retained earnings	104,940	103,024	101,065	99,808	98,318
Accumulated other comprehensive income (loss)	(17,439)	(21,355)	(17,279)	(27,636)	(28,190)
Total shareholders’ equity	215,556	210,276	212,985	202,249	200,674
Total liabilities and shareholders' equity	$2,102,587	$2,086,241	$2,106,901	$2,060,139	$2,057,576

B

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended March 31
	2025	2024
Interest income
Loans	$19,348	$18,057
Available-for-sale securities	2,643	2,884
Federal Home Loan Bank stock	160	146
Federal funds sold and other	482	293
Total interest income	22,633	21,380
Interest expense
Deposits	7,463	7,163
Short-term borrowings	341	321
Federal Home Loan Bank advances	38	388
Subordinated debt	266	266
Total interest expense	8,108	8,138
Net interest income	14,525	13,242
Provision for credit losses	(107)	392
Net interest income after provision for credit losses	14,632	12,850
Noninterest income
Service charges and fees	1,974	1,933
Wealth management fees	979	939
Earnings on bank-owned life insurance policies	372	243
Net gain on sale of mortgage loans	30	34
Other	173	319
Total noninterest income	3,528	3,468
Noninterest expenses
Compensation and benefits	7,383	7,015
Occupancy and equipment	2,600	2,706
Other professional services	711	513
ATM and debit card fees	486	469
Marketing	459	426
FDIC insurance premiums	303	252
Other	1,357	1,295
Total noninterest expenses	13,299	12,676
Income before income tax expense	4,861	3,642
Income tax expense	912	511
Net income	$3,949	$3,131
Earnings per common share
Basic	$0.53	$0.42
Diluted	0.53	0.42
Cash dividends per common share	0.28	0.28

C

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	March 31 2025	December 31 2024	September 30 2024	June 30 2024	March 31 2024
Interest income
Loans	$19,348	$20,145	$20,230	$18,863	18,057
Available-for-sale securities	2,643	2,656	2,749	2,804	2,884
Federal Home Loan Bank stock	160	168	168	158	146
Federal funds sold and other	482	200	194	263	293
Total interest income	22,633	23,169	23,341	22,088	21,380
Interest expense
Deposits	7,463	7,583	7,631	7,313	7,163
Short-term borrowings	341	413	384	321	321
Federal Home Loan Bank advances	38	352	571	638	388
Subordinated debt	266	266	267	266	266
Total interest expense	8,108	8,614	8,853	8,538	8,138
Net interest income	14,525	14,555	14,488	13,550	13,242
Provision for credit losses	(107)	376	946	170	392
Net interest income after provision for credit losses	14,632	14,179	13,542	13,380	12,850
Noninterest income
Service charges and fees	1,974	2,186	2,133	2,023	1,933
Wealth management fees	979	1,051	1,003	1,048	939
Earnings on bank-owned life insurance policies	372	259	252	253	243
Net gain on sale of mortgage loans	30	75	37	67	34
Other	173	401	103	217	319
Total noninterest income	3,528	3,972	3,528	3,608	3,468
Noninterest expenses
Compensation and benefits	7,383	7,340	7,251	6,970	7,015
Occupancy and equipment	2,600	2,554	2,645	2,619	2,706
Other professional services	711	584	588	527	513
ATM and debit card fees	486	516	503	487	469
Marketing	459	458	403	425	426
FDIC insurance premiums	303	309	291	280	252
Other	1,357	1,569	1,547	1,587	1,295
Total noninterest expenses	13,299	13,330	13,228	12,895	12,676
Income before income tax expense	4,861	4,821	3,842	4,093	3,642
Income tax expense	912	825	561	612	511
Net income	$3,949	$3,996	$3,281	$3,481	$3,131
Earnings per common share
Basic	$0.53	$0.54	$0.44	$0.47	$0.42
Diluted	0.53	0.54	0.44	0.46	0.42
Cash dividends per common share	0.28	0.28	0.28	0.28	0.28

D

AVERAGE YIELDS AND COSTS (UNAUDITED)
The following schedules present yield and daily average amounts outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities. For analytical purposes, interest income is reported on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. Federal Reserve Bank restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	March 31 2025	December 31 2024	September 30 2024	June 30 2024	March 31 2024
INTEREST EARNING ASSETS
Loans (1)	5.71%	5.66%	5.72%	5.50%	5.38%
Available-for-sale securities	2.20%	2.15%	2.17%	2.17%	2.25%
Federal Home Loan Bank stock	5.82%	5.25%	5.26%	4.97%	4.57%
Fed funds sold	4.32%	4.54%	5.36%	5.30%	5.43%
Other	4.06%	4.94%	5.18%	7.38%	4.66%
Total interest earning assets	4.75%	4.72%	4.75%	4.59%	4.47%
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	0.41%	0.36%	0.28%	0.30%	0.33%
Money market deposits	2.58%	2.71%	2.77%	2.85%	2.86%
Savings	0.76%	0.64%	0.61%	0.56%	0.47%
Certificates of deposit	3.93%	4.07%	4.13%	4.01%	3.84%
Short-term borrowings	3.18%	3.22%	3.17%	3.18%	3.17%
Federal Home Loan Bank advances	4.53%	4.88%	5.52%	5.55%	5.54%
Subordinated debt, net of unamortized issuance costs	3.62%	3.62%	3.62%	3.63%	3.63%
Total interest bearing liabilities	2.26%	2.38%	2.42%	2.38%	2.28%
Net yield on interest earning assets (FTE) (2)	3.06%	2.98%	2.96%	2.82%	2.79%

Net interest spread	2.49%	2.34%	2.33%	2.21%	2.19%
(1) Includes loans held-for-sale and nonaccrual loans
(2) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table I

E

AVERAGE BALANCES (UNAUDITED)
(Dollars in thousands)

	Three Months Ended
	March 31 2025	December 31 2024	September 30 2024	June 30 2024	March 31 2024
INTEREST EARNING ASSETS
Loans (1)	$1,370,765	$1,412,578	$1,403,810	$1,375,523	$1,348,749
Available-for-sale securities (2)	514,479	522,733	536,379	545,827	557,030
Federal Home Loan Bank stock	11,011	12,762	12,762	12,762	12,762
Fed funds sold	4	8	4	7	7
Other (3)	47,374	15,905	14,597	14,054	25,210
Total interest earning assets	1,943,633	1,963,986	1,967,552	1,948,173	1,943,758
NONEARNING ASSETS
Allowance for credit losses	(12,884)	(12,598)	(13,125)	(13,431)	(13,100)
Cash and demand deposits due from banks	23,899	22,800	25,903	23,931	24,018
Premises and equipment	27,962	27,773	27,868	27,999	28,022
Other assets	102,927	92,608	87,002	80,539	84,059
Total assets	$2,085,537	$2,094,569	$2,095,200	$2,067,211	$2,066,757
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$240,860	$232,271	$232,018	$238,866	$245,299
Money market deposits	460,663	436,235	451,216	434,061	451,476
Savings	286,364	276,856	274,828	283,605	282,971
Certificates of deposit	387,820	386,871	375,936	366,440	357,541
Short-term borrowings	43,563	50,862	48,304	40,609	40,623
Federal Home Loan Bank advances	3,333	28,261	40,435	45,494	27,692
Subordinated debt, net of unamortized issuance costs	29,433	29,410	29,388	29,365	29,342
Total interest bearing liabilities	1,452,036	1,440,766	1,452,125	1,438,440	1,434,944
NONINTEREST BEARING LIABILITIES AND SHAREHOLDERS' EQUITY
Demand deposits	403,024	425,116	418,973	411,282	412,228
Other liabilities	16,265	15,775	15,658	16,755	16,151
Shareholders’ equity	214,212	212,912	208,444	200,734	203,434
Total liabilities and shareholders’ equity	$2,085,537	$2,094,569	$2,095,200	$2,067,211	$2,066,757
(1) Includes loans held-for-sale and nonaccrual loans
(2) Average balances for available-for-sale securities are based on amortized cost
(3) Includes average interest-bearing deposits with other banks, net of Federal Reserve daily cash letter

F

ASSET QUALITY ANALYSIS (UNAUDITED)
(Dollars in thousands)
The following table outlines our quarter-to-date asset quality analysis as of, and for the three-month periods ended:

	March 31 2025	December 31 2024	September 30 2024	June 30 2024	March 31 2024
NONPERFORMING ASSETS
Commercial and industrial	$—	$—	$120	$271	$567
Commercial real estate	—	—	—	—	234
Agricultural	—	—	—	167	189
Residential real estate	173	282	427	556	293
Consumer	—	—	—	—	—
Total nonaccrual loans	173	282	547	994	1,283
Accruing loans past due 90 days or more	26	19	64	15	—
Total nonperforming loans	199	301	611	1,009	1,283
Foreclosed assets	649	544	546	629	579
Debt securities	—	—	12	12	12
Total nonperforming assets	$848	$845	$1,169	$1,650	$1,874
Nonperforming loans to gross loans	0.01%	0.02%	0.04%	0.07%	0.09%
Nonperforming assets to total assets	0.04%	0.04%	0.06%	0.08%	0.09%
Allowance for credit losses as a % of nonaccrual loans (1)	N/M	N/M	N/M	N/M	N/M
ALLOWANCE FOR CREDIT LOSSES
Allowance at beginning of period	$12,895	$12,635	$13,095	$13,390	$13,108
Charge-offs	172	299	1,767	527	191
Recoveries	224	197	408	134	145
Net loan charge-offs (recoveries)	(52)	102	1,359	393	46
Provision for credit losses - loans	(212)	362	899	98	328
Allowance at end of period	$12,735	$12,895	$12,635	$13,095	$13,390
Allowance for credit losses to gross loans	0.93%	0.91%	0.89%	0.95%	0.98%
Reserve for unfunded commitments	617	512	498	450	379
Provision for credit losses - unfunded commitments	105	14	47	72	64
Reserve to unfunded commitments	0.14%	0.15%	0.15%	0.14%	0.11%
NET LOAN CHARGE-OFFS (RECOVERIES)
Commercial and industrial	$(80)	$13	$(6)	$334	$(2)
Commercial real estate	(2)	(2)	(318)	(29)	(6)
Agricultural	—	(4)	—	—	(2)
Residential real estate	(13)	(16)	(20)	(19)	(63)
Consumer	43	111	1,703	107	119
Total	$(52)	$102	$1,359	$393	$46
Net (recoveries) charge-offs (Quarter to Date annualized to average loans)	(0.02)%	0.03%	0.39%	0.11%	0.01%
Net (recoveries) charge-offs (Year to Date annualized to average loans)	(0.02)%	0.14%	0.17%	0.00%	0.01%
DELINQUENT AND NONACCRUAL LOANS
Accruing loans 30-89 days past due	$5,555	$5,682	$2,226	$1,484	$7,938
Accruing loans past due 90 days or more	26	19	64	15	—
Total accruing past due loans	5,581	5,701	2,290	1,499	7,938
Nonaccrual loans	173	282	547	994	1,283
Total past due and nonaccrual loans	$5,754	$5,983	$2,837	$2,493	$9,221
(1) N/M: Not meaningful

G

CONSOLIDATED LOAN AND DEPOSIT ANALYSIS (UNAUDITED)
(Dollars in thousands)
Loan Analysis

	March 31 2025	December 31 2024	September 30 2024	June 30 2024	March 31 2024	Annualized Growth % Quarter to Date
Commercial and industrial	$249,220	$244,894	$240,589	$238,245	$226,281	7.07%
Commercial real estate	552,234	547,447	547,038	547,005	561,123	3.50%
Advances to mortgage brokers	3,015	63,080	76,187	39,300	29,688	N/M
Agricultural	94,359	99,694	96,794	94,996	93,695	(21.41)%
Total commercial loans	898,828	955,115	960,608	919,546	910,787	(23.57)%
Residential real estate	387,348	380,872	369,846	365,188	356,658	6.80%
Consumer	81,548	87,584	93,829	96,902	98,063	(27.57)%
Gross loans	$1,367,724	$1,423,571	$1,424,283	$1,381,636	$1,365,508	(15.69)%

Deposit Analysis

	March 31 2025	December 31 2024	September 30 2024	June 30 2024	March 31 2024	Annualized Growth % Quarter to Date
Noninterest bearing demand deposits	$404,194	$416,373	$421,493	$412,193	$413,272	(11.70)%
Interest bearing demand deposits	243,939	237,548	228,902	232,660	250,314	10.76%
Money market deposits	473,138	423,883	471,745	429,150	453,014	46.48%
Savings	286,399	281,665	276,095	279,847	285,564	6.72%
Certificates of deposit	390,239	387,591	383,597	368,449	366,143	2.73%
Total deposits	$1,797,909	$1,747,060	$1,781,832	$1,722,299	$1,768,307	11.64%

H

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(Dollars in thousands except per share amounts and ratios)

		Three Months Ended
		March 31 2025	December 31 2024	September 30 2024	June 30 2024	March 31 2024
Net income		$3,949	$3,996	$3,281	$3,481	$3,131
Nonrecurring items
Net gains (losses) on foreclosed assets		(55)	74	4	6	69
Overdraft (charge-off) recoveries (1)		—	66	(1,622)	—	—
Profitability initiative cost		—	(23)	—	—	—
Legal fees related to Nasdaq (2)		(121)	—	—	—	—
Income tax impact		37	(25)	340	(1)	(14)
Tax expense on bank-owned life insurance surrender (3)		(166)	—	—	—	—
Total nonrecurring items		(305)	92	(1,278)	5	55
Core net income	(A)	$4,254	$3,904	$4,559	$3,476	$3,076

Noninterest expenses		$13,299	$13,330	$13,228	$12,895	$12,676
Amortization of acquisition intangibles		1	1	—	1	—
Core noninterest expense	(B)	$13,298	$13,329	$13,228	$12,894	$12,676

Net interest income		$14,525	$14,555	$14,488	$13,550	$13,242
Tax equivalent adjustment for net interest margin		184	213	232	237	246
Net interest income (FTE)	(C)	14,709	14,768	14,720	13,787	13,488
Noninterest income		3,528	3,972	3,528	3,608	3,468
Tax equivalent adjustment for efficiency ratio		78	54	53	53	51
Core revenue (FTE)		18,315	18,794	18,301	17,448	17,007
Nonrecurring items
Net gains (losses) on foreclosed assets		(55)	74	4	6	69
Total nonrecurring items		(55)	74	4	6	69
Core revenue	(D)	$18,370	$18,720	$18,297	$17,442	$16,938
Efficiency ratio	(B/D)	72.39%	71.20%	72.30%	73.93%	74.84%

Average earning assets	(E)	1,943,633	1,963,986	1,967,552	1,948,173	1,943,758
Net yield on interest earning assets (FTE)	(C/E)	3.06%	2.98%	2.96%	2.82%	2.79%

Average assets	(F)	2,085,537	2,094,569	2,095,200	2,067,211	2,066,757
Average shareholders' equity	(G)	214,212	212,912	208,444	200,734	203,434
Average tangible shareholders' equity	(H)	165,929	164,629	160,161	152,451	155,150
Average diluted shares outstanding (4)	(I)	7,432,162	7,451,718	7,473,184	7,494,828	7,507,739

Core diluted earnings per share	(A/I)	$0.57	$0.52	$0.61	$0.46	$0.41
Core return on average assets	(A/F)	0.83%	0.74%	0.87%	0.68%	0.60%
Core return on average shareholders' equity	(A/G)	8.05%	7.29%	8.70%	6.96%	6.08%
Core return on average tangible shareholders' equity	(A/H)	10.40%	9.43%	11.32%	9.17%	7.97%
(1) Includes provision for credit losses related to overdrawn deposit accounts from a single customer in the third quarter of 2024
(2) Included in Other professional services in the consolidated statements of income
(3) Surrender fees related to transition from general to separate bank-owned life insurance policies
(4) Whole shares
I